Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the use in this Amendment No. 4 to Registration Statement No. 333-161632 on Form S-1 of our reports dated August 31, 2009, relating to the consolidated financial statements and financial statement schedule of GAIN Capital Holdings, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.
     We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
New York, New York
January 8, 2010